Press Release

                           Dialysis Corporation of America
                                    Reports
              Fourth Quarter and Year Ended December 31, 2009 Results

Linthicum, Maryland, Thursday, March 10, 2010 - Dialysis Corporation of America (NASDAQ-DCAI) announced its financial results for the fourth quarter and year ended December 31, 2009.

     *  Year end patient census was approximately 2,000.
     * Operating revenues for the fourth quarter of 2009 were $25.6 million compared to $23.7 million for the same period last year, an 8% increase.
     * Operating income was $2.3 million for the fourth quarter of 2009 compared to $2.2 million for the same period last year, a 3% increase.
     * Net income attributable to the company for the quarter was $1.0 million or $0.11 per basic and diluted share compared to $858,000 or $0.09 per basic and diluted share for the same period last year.
     * Operating revenues for 2009 were $98.9 million compared to $86.8 million for 2008, a 14% increase.
     * Operating income was $6.8 million for 2009 compared to $6.2 million for 2008, a 9% increase.
     * Net income for 2009 was $2.9 million or $0.30 per basic and diluted share compared to $2.8 million or $0.30 per basic and diluted share for 2008.

Items impacting comparability between 2008 and 2009 include:

     * Net income attributable to noncontrolling interest increased in 2009 by approximately $414,000 compared with 2008, due to facilities with noncontrolling minority interests experiencing better overall operating results in 2009.
     * Pre-tax costs associated with opening new centers were $263,000 for 2009 compared to $641,000 for 2008.
     * Non-cash stock compensation expense was $287,000 for 2009 compared to $221,000 for 2008.
     * A $265,000 grant to the University of Cincinnati was provided in 2009, while no such amount was payable during 2008.

Stephen Everett, President and Chief Executive Officer, commented, "We are very pleased with our company's performance throughout 2009. This past year has proven to be one of clinical and operational enhancements as we prepare our company for a "bundled payment environment" that will begin in 2011. Between our facility-wide rollout of a new electronic, clinical and billing system, and our furthering of the relationship we have established with the University of Cincinnati via a commitment to research on behalf of patients with kidney failure, DCA is continuing to be well situated as a leader within our industry. Additionally, we developed two new centers in Ohio, and integrated a new center in Maryland that was purchased at the end of 2008. Our committed staff of exceptional caregivers, administrative personnel, and physicians have positioned DCA for continued growth and success throughout 2010."

Significant markers and noteworthy items for 2009 include:

     * Our continued focus and enhancement on billing and collection functions resulted in a decrease in accounts receivable days outstanding (DSO) by 6 days in 2009.

     * The installation and use of our new Clinical Information System has assisted in recording and reporting clinical results in an increasingly regulated industry, while providing improved efficiencies at operating levels.

     * Our commitment to the University of Cincinnati's School of Medicine through a three year grant agreement, has demonstrated our continued focus on the overall care of patients with chronic renal failure.

     * With two new centers under development in Ohio, and another acquired in Maryland at the end of 2008, the company has been successful in continuing its focus in these two strategically important markets.

Dialysis Corporation of America will be hosting a conference call in conjunction with its earnings release for the fourth quarter and fiscal year ended December 31, 2009. The conference call will be held on Thursday, March 11, 2010 at 10:00 a.m. EST. The call is accessible by dialing 1-866-238-0826 (enter attendee code: 1437866). Participants may be asked to provide the title of the conference call, which is "Dialysis Corporation of America Fiscal Year 2009 Earnings." Participants may also access an audio simulcast of the conference call on the internet through the company's website at www.dialysiscorporation.com/companyinfo/investorrelations.htm. A replay of the conference call will be available on the company's website for a period of thirty days following the conference call.

Dialysis Corporation of America owns and operates freestanding kidney hemodialysis centers located in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, and Virginia, and provides in-hospital dialysis services on a contract basis to certain hospitals located in the those states. The company provides patients with their choice of a full range of quality in-center, acute or at-home hemodialysis services.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, increases in interest rates, the possible need for and availability of additional financing, the company's satisfying the covenants and conditions of its credit facility, certain delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of the company's dialysis facilities can mature to provide profitability, the extensive regulation of dialysis operations, government rate determination for Medicare reimbursement, pricing pressure from private payors, and other risks detailed in the company's filings with the SEC, particularly as described in the company's annual report on Form 10-K for the fiscal year ended December 31, 2008. The historical results contained in this press release are not necessarily indicative of future performance of the company.

Other Dialysis Corporation of America press releases, corporate profile, corporate governance materials, quarterly and current reports, and other filings with the Securities and Exchange Commission are available on Dialysis Corporation of America's internet home page:
http://www.dialysiscorporation.com.

CONTACT: For additional information, you may contact Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090; Telephone Number (410) 694-0500; Attention: Investor Relations.

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

                    DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF INCOME
             (dollars in thousands, except share and per share amounts)

                                                                Year Ended December 31,

                                                             2009        2008         2007
                                                             ----        ----         ----
Operating revenues:
  Sales:
    Medical services revenue                                $97,705     $85,676     $73,171
    Product sales                                             1,190       1,161       1,078
                                                            -------     -------     -------
          Total sales revenues                               98,895      86,837      74,249
  Management fee income                                         ---         ---         286
                                                            -------     -------     -------
                                                             98,895      86,837      74,535

Cost and expenses:
  Cost of sales revenues:
    Cost of medical services                                 60,341      51,452      44,248
    Cost of product sales                                       661         660         598
                                                            -------     -------     -------
          Total cost of sales revenues                       61,002      52,112      44,846
  Selling, general and administrative expenses
    Corporate                                                10,819      10,202       7,659
    Facility                                                 14,324      13,236      11,681
                                                            -------     -------     -------
          Total                                              25,143      23,438      19,340

  Stock compensation expense                                    287         221         218
  Depreciation and amortization                               3,044       2,784       2,619
  Provision for doubtful accounts                             2,649       2,089       1,665
                                                            -------     -------     -------
                                                             92,125      80,644      68,688
                                                            -------     -------     -------

Operating income                                              6,770       6,193       5,847

Other expense, net                                               (9)        (49)        (40)
                                                            -------     -------     -------

Income before income taxes                                    6,761       6,144       5,807

Income tax provision                                          2,041       1,862       1,615
                                                            -------     -------     -------

Net income                                                    4,720       4,282       4,192


Less: net income attributable to
  noncontrolling interests                                    1,853       1,438       1,106
                                                            -------     -------     -------

          Net income attributable to the company            $ 2,867     $ 2,844     $ 3,086
                                                            =======     =======     =======

Earning per share:
  Basic                                                        $.30        $.30        $.32
                                                               ====        ====        ====
  Diluted                                                      $.30        $.30        $.32
                                                               ====        ====        ====

Weighted average shares outstanding:
  Basic                                                     9,597,140   9,579,837   9,572,893
                                                            =========   =========   =========

  Diluted                                                   9,620,479   9,613,866
9,607,672





                                                            =========   =========   =========


                  DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS
                               (dollars in thousands)

                                                                     December 31,  December 31,
                                                                         2009         2008
                                                                     -----------   -----------
Assets
Current assets:
  Cash and cash equivalents                                            $  3,236     $  6,543
  Accounts receivable, net                                               21,297       21,494
  Inventories, net                                                        2,985        2,919
  Deferred income tax asset                                               1,428        1,185
  Other current assets                                                    2,292        2,978
                                                                       --------     --------
          Total current assets                                           31,238       35,119
                                                                       --------     --------

Property and equipment                                                   35,367       32,987
Less:  accumulated depreciation and amortization                         16,284       14,452
                                                                       --------     --------
                                                                         19,083       18,535
                                                                       --------     --------

Goodwill                                                                 16,492       16,492
Other assets                                                                824          933
                                                                       --------     --------
          Total other assets                                             17,316       17,425
                                                                       --------     --------
                                                                       $ 67,637     $ 71,079
                                                                       ========     ========

Liabilities and Equity
Current liabilities:
  Accounts payable and accrued expenses                                $ 13,257     $ 14,717
  Income taxes payable                                                       25           61
  Current portion of long-term debt                                          76           74
                                                                       --------     --------
          Total current liabilities                                      13,358       14,852


Deferred income taxes                                                     1,824        1,275

Long-term debt, less current portion                                      8,199       14,276
                                                                       --------     --------
          Total liabilities                                              23,381       30,403
                                                                       --------     --------

Commitments and Contingencies

Equity:
  Common stock                                                               96           96
  Additional paid-in capital                                             16,298       16,001
  Retained earnings                                                      22,034       19,167
                                                                       --------     --------
          Total company stockholders' equity                             38,428       35,264

  Noncontrolling interests                                                5,828        5,412
                                                                       --------     --------
          Total equity                                                   44,256       40,676
                                                                       --------     --------


$ 67,637
    $ 71,079

                                                                       ========     ========
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

                  DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                          SUPPLEMENTAL OPERATING DATA

                                             Year Ended December 31,   Year-to-year
                                             ----------------------      Change %
                                                 2009       2008       ------------
Operating data:
Treatments                                     296,082     272,452         8.7%
Patient revenue per treatment                  $329.99     $314.46         4.9%
Same center growth data:
  Same center treatment growth                    2%          5%


  Same center revenue per treatment change        9%
          4%


  Same center patient revenue growth
             11%
          9%



                                           Quarter Ended December 31,   Year-to-year
                                           -------------------------      Change %
                                                 2009       2008       ------------
Operating data:
Treatments                                      74,680     70,276           6.3%
Patient revenue per treatment                  $338.49    $332.62           1.8%
Same center growth data:
  Same center treatment growth                    --%        4%
  Same center revenue per treatment change         3%        6%

  Same center patient revenue growth               3%       10%
Key clinical metrics:
  Treatment adequacy (% of pts with
          Kt/V greater than 1.2)                  97%       97%

  Anemia management (% of pts with
          Hgb greater than 11)                    80%       82%


     Venous access (% of pts with AVF)
            60%
       56%



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